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                                 Exhibit (a)(2)

                             ENTRADA NETWORKS, INC.
             FORM OF LETTER OF TRANSMITTAL (Election to Participate)

   PARTICIPATION INSTRUCTIONS:

     1. COMPLETE THIS FORM, SIGN IT, AND HAND DELIVER IT TO ENTRADA NETWORKS, INC. YOU CAN ALSO FAX IT TO (949) 460-4481, ATTENTION Pat Wassenburger, OR MAIL IT TO ENTRADA NETWORKS, INC., 12 MORGAN, IRVINE, CALIFORNIA 92618, ATTN: Pat Wassenburger, AS SOON AS POSSIBLE, BUT
          IN ANY EVENT, BEFORE 5:00 p.m., PACIFIC TIME, ON JULY 31, 2002.

     2. ENSURE THAT YOU RECEIVE CONFIRMATION OF RECEIPT FROM ENTRADA NETWORKS, INC. WITHIN THREE BUSINESS DAYS. NOTE THAT EMPLOYEES WHO RETURN FORMS AFTER JULY 26, 2002 MAY NOT RECEIVE TIMELY CONFIRMATION.

          I am an employee of Entrada Networks, Inc. ("Entrada" or the Company") or one of its subsidiaries. I have received and read the Offer to Exchange including the Summary Term Sheet. I understand that I may cancel any options having an exercise price greater than or equal to $1.18 per share for ESAN shares under the Entrada Networks, Inc. 2000 Stock Incentive Plan (the "2000 Plan"), the 1991 Stock Incentive Plan (the "1991 Plan") and the 1996 Stock Incentive Plan (the "1996 Plan"). I understand that if I tender any option grant for exchange, I must also tender all option grants that I received since January 30, 2002. In return, I will be granted new nonqualified options no earlier than the date that is six months and one day following the date the Company cancels the options accepted for exchange (the "replacement grant date"), provided I have a signed confidentiality and non-disclosure agreement on file with the Company and provided that I am still employed by the Company or one of its subsidiaries, or a Director on that date. The number of shares subject to my new options will be equal to the number of shares subject to the options I elect to cancel, with adjustments for any stock splits, stock dividends and similar events. The exercise price of the new options will be equal to the 4:00 p.m. Eastern Time closing sale price of the Company's common stock as reported on the Nasdaq SmallCap Market or other market on which our common stock is traded on the replacement grant date (or the last trading day before the replacement grant date, if the market for trading in our stock is closed on such date). I understand that the new options will be vested to the same degree that my cancelled options would have been vested on the replacement grant date, with the unvested portion of the new options vesting in accordance with the vesting schedule of my cancelled options.

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          I understand that my employment with Entrada Networks, Inc. or one of its subsidiaries is on an at-will basis and that nothing in the Offer to Exchange or New Grant Program modifies or changes that, and that if my employment with Entrada Networks, Inc. or one of its subsidiaries is terminated by me, or Entrada Networks, Inc., or one of its subsidiaries voluntarily, involuntarily, or for any reason or no reason, before my new options are granted, I will not have a right to any stock options that were previously cancelled, and I will not have a right to the grant that I would have been eligible to receive on the replacement grant date. I further understand that in the event of a change of control of Entrada Networks, Inc. occurring before the replacement grant date, it is possible that I will not receive replacement options, securities of the surviving corporation or other consideration in exchange for my cancelled options.

          I also understand that except for the exercise price and status as nonqualified stock options for cancelled incentive stock options, the terms and conditions of the new options will be substantially similar to the cancelled options. I understand that the new options will have a new ten-year term starting on the replacement grant date.

          I further understand that I will not be eligible to receive any other stock options until the replacement grant date.

          I recognize that, under certain circumstances stated in the Offer to Exchange, the Company may terminate or amend the New Grant Program and postpone its acceptance and cancellation of any options elected for exchange. In such event, I understand that the options delivered with this Letter of Transmittal (Election to Participate) but not accepted for exchange will be returned to me.

     -- I hereby elect to exchange and cancel and give up my entire ownership interest in the options set forth in the table below. [PLEASE TYPE OR PRINT CLEARLY]

                                                   No. of Shares
                                                    Outstanding
                      Option                           Under
   Option No.          Plan       Grant Date        Such Option        Exercise Price       ISO/NSO
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
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

          Additionally, I acknowledge that I will be unable to revoke this Letter of Transmittal (Election to Participate) after 5:00 p.m., Pacific Time, on July 31, 2002.

Date:
---------------------------------                          -----------------------------------
                                                                Signature of Optionee

---------------------------------                          -----------------------------------
E-mail address where Entrada Networks, Inc. can send           Name of Optionee
confirmation of receipt of this Letter of Transmittal                       United States

(Election to Participate)                                  -----------------------------------
                                                               Country where employed


                                                           -----------------------------------
                                                               Social Security Number

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